Exhibit 99.1

AMSC Reports Fourth Quarter 2012

Financial Results and Provides Business

Outlook

Company to host conference call today at 10 a.m. ET

Devens, MA – June 14, 2013 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its fourth quarter and full year fiscal 2012 ended March 31, 2013.

Revenues for the fourth quarter of fiscal 2012 were $20.4 million, compared with $28.6 million for the same period of fiscal 2011 and $17.4 million for the third quarter of fiscal 2012. The improvement from the third quarter was driven by higher revenues in both the Company’s Wind and Grid segments.

AMSC’s net loss for the fourth quarter of fiscal 2012 narrowed to $19.8 million, or $0.35 per share, from $21.2 million, or $0.42 per share, for the same period of fiscal 2011. Results for the fourth quarter of fiscal 2012 included a charge of $1.8 million included in selling, general and administrative expenses related to the class action shareholder lawsuit against the Company. In addition, fourth quarter fiscal 2012 results include a $1.4 million non-cash “mark-to-market” gain related to the revaluation of the derivative liability and warrants associated with the Company’s debt financings. For the third quarter of fiscal 2012, AMSC’s net loss was $20.1 million, or $0.38 per share.

The Company’s non-GAAP net loss for the fourth quarter of fiscal 2012 was $11.8 million, or $0.21 per share, compared with a non-GAAP net loss of $15.1 million, or $0.30 per share, for the fourth quarter of fiscal 2011 and $13.5 million, or $0.26 per share, for the third quarter of fiscal 2012. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for the full year fiscal 2012 improved to $87.4 million from the $76.5 million in fiscal year 2011. AMSC reported a net loss for full year fiscal 2012 of $66.1 million, or $1.25 per share, down from a net loss of $136.8 million, or $2.69 per share in the prior year. The Company’s non-GAAP net loss for full year fiscal 2012 was $52.3 million, or $0.98 per share, compared with a non-GAAP net loss of $85.5 million, or $1.68 per share, for fiscal year 2011.

Cash, cash equivalents, and restricted cash at March 31, 2013 totaled $50.2 million, compared with $56.4 million as of December 31, 2012.

“AMSC delivered improved results in fiscal year 2012, growing revenues by 14% and reducing cash burn by more than 70%,” said Daniel P. McGahn, AMSC President and CEO. “We continue to execute on our plans. We managed expenses to reduce our net loss by more than 50%. Fiscal 2012 marked a year of transition for the Company.”

AMSC Reports Q4 Results	Page 2

Business Outlook

For the first fiscal quarter ending June 30, 2013, AMSC expects that its revenues will exceed $22 million and that its net loss will be less than $15 million, or $0.26 per share. This forecast excludes any impact from mark-to-market adjustments related to the derivative liability and warrants. AMSC expects that its non-GAAP net loss (as defined below) for the first quarter of fiscal 2013 will be less than $11 million, or $0.19 per share. AMSC expects to have more than $42 million in cash, cash equivalents and restricted cash on June 30, 2013.

“We believe that fiscal 2013 will be a year of revenue growth and will position the Company to meet our objective of positive net cash flow on a quarterly basis by the end of fiscal 2014,” McGahn continued. “We have established a core business for our D-VAR® product in Australia, Canada, the United Kingdom and the United States. We have expanded our regional reach to penetrate emerging markets in South America, Eastern Europe, the Middle East and Africa. We have met the milestones for the deployment of fault current limiting cable system with ConEdison in New York and the U.S. Department of Homeland Security. We continue to develop ship protection systems with the U.S. Navy to be deployed in the fleet. We see positive momentum in the wind market, as evidenced by the expected 20% growth in the Chinese wind market in 2013 and the recent $30 million follow-on order from Inox Wind Limited of India. Fiscal 2012 was filled with challenges but also a great number of successes. I am very proud of what our partners and our people accomplished in the past year and look to 2013 and 2014 with optimism.”

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 719-457-2083 and using conference ID 1888573.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about future expectations, plans and prospects for the Company, including without limitation our expectations regarding our future financial results and cash balance, our belief that fiscal 2013 will be a year of revenue growth for the Company, our belief that we will achieve positive net cash flow on a quarterly basis by the end of fiscal year 2014, our expectations regarding our ability to penetrate emerging markets in South America, Eastern Europe, the Middle East and Africa and our expectations regarding the deployment of fault current limiting cable systems and ship protection systems, our expectations regarding the growth in the Chinese wind market in 2013, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute

AMSC Reports Q4 Results	Page 3

forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain.

There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: We have experienced recurring operating losses and recurring negative cash flows from operations which raise substantial doubt about our ability to continue as a going concern. This substantial doubt has resulted in a qualified opinion from our auditors with an explanatory paragraph regarding our ability to continue as a going concern. We believe this opinion may have an adverse effect on our customer and supplier relationships; our success in addressing the wind energy market is dependent on the manufacturers that license our designs; we may not realize all of the sales expected from our backlog of orders and contracts; our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; if we fail to implement our business strategy successfully, our financial performance could be harmed; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; our contracts with the U. S. government are subject to audit, modification or termination by the U. S. government and include certain other provisions in favor of the government; the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; we have experienced recurring losses from operations and negative operating cash flow; these factors raise substantial doubt regarding our ability to continue as a going concern; we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; we may require additional funding in the future and may be unable to raise capital when needed; our debt obligations include certain covenants and other events of defaul;.should we not comply with the covenants or incur an event of default, we may be required to repay our debt obligations in cash, which could have an adverse effect on our liquidity; if we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; we may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; changes in exchange rates could adversely affect our results from operations; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; our products face intense competition, which could limit our ability to acquire or retain customers; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; adverse changes in domestic and global economic conditions could adversely affect our operating results; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; we have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; we have been named as a party to purported stockholder class actions and stockholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our 7% convertible note contains

AMSC Reports Q4 Results	Page 4

warrants and provisions that could limit our ability to repay the note in shares of common stock and should the note be repaid in stock, shareholders could experience significant dilution; our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; and new regulations related to conflict-free minerals may force us to incur significant additional expenses. These and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2013, and our other reports filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Year ended
	March 31,		March 31,
	2013	2012	2013	2012

Revenues
Wind	$8,910	$16,804	$44,231	$44,642
Grid	11,509	11,823	43,188	31,901

Total Revenues	20,419	28,627	87,419	76,543

Cost of revenues	18,094	25,071	71,937	82,882

Gross profit (loss)	2,325	3,556	15,482	(6,339)

Cost and operating expenses:
Research and development	3,846	5,932	15,325	27,271
Selling, general and administrative	13,348	17,165	49,652	72,118
Restructuring and impairments	1,076	795	7,922	9,188
Write-off of advance payment	—	—	—	20,551
Amortization of acquisition related intangibles	82	82	324	972

Total cost and operating expenses	18,352	23,974	73,223	130,100

Operating loss	(16,027)	(20,418)	(57,741)	(136,439)

Change in fair value of derivatives and warrants	1,442	—	7,556	—
Interest (expense) income, net	(4,757)	11	(14,948)	243
Other (expense) income, net	(10)	(577)	(1,262)	738

Loss before income tax expense	(19,352)	(20,984)	(66,395)	(135,458)

Income tax expense (benefit)	420	184	(264)	1,369

Net loss	$(19,772)	$(21,168)	$(66,131)	$(136,827)

Net loss per common share
Basic	$(0.35)	$(0.42)	$(1.25)	$(2.69)

Diluted	$(0.35)	$(0.42)	$(1.25)	$(2.69)

Weighted average number of common shares outstanding
Basic	56,576	51,004	53,070	50,842

Diluted	56,576	51,004	53,070	50,842

AMSC Reports Q4 Results	Page 5

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$39,243	$46,279
Marketable securities	—	5,304
Accounts receivable, net	18,864	18,999
Inventory	33,473	29,256
Prepaid expenses and other current assets	22,469	31,444
Restricted cash	6,136	12,086
Deferred tax assets	—	203

Total current assets	120,185	143,571

Property, plant and equipment, net	74,626	90,828
Intangibles, net	2,749	3,772
Restricted cash	4,820	2,540
Deferred tax assets	5,354	3,129
Other assets	9,020	11,216

Total assets	$216,754	$255,056

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$30,138	$37,582
Note payable, current portion, net of discount of $458 as of March 31, 2013	4,158	—
Current portion of convertible note, net of discount of $4,289 as of March 31, 2013	4,610	—
Derivative liability	4,162	—
Adverse purchase commitments	1,440	25,894
Deferred revenue	29,805	19,718
Deferred tax liabilities	5,444	3,129

Total current liabilities	79,757	86,323

Note payable, net of discount of $95 as of March 31, 2013	3,367	—
Convertible note net of discount of $600 as of March 31, 2013	5,881	—
Deferred revenue	1,340	1,558
Deferred tax liabilities	—	203
Other liabilities	1,291	2,093

Total liabilities	91,636	90,177

Stockholders’ equity:
Common stock	603	520
Additional paid-in capital	923,847	896,603
Treasury stock	(313)	(271)
Accumulated other comprehensive income	1,112	2,027
Accumulated deficit	(800,131)	(734,000)

Total stockholders’ equity	125,118	164,879

Total liabilities and stockholders’ equity	$216,754	$255,056

AMSC Reports Q4 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(66,131)	$(136,827)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	13,054	15,455
Stock-based compensation expense	8,138	9,864
Write-off of advanced payment to The Switch	—	20,551
Restructuring charges, net of payments	902	2,798
Patent costs	—	4,917
Impairment of long-lived and intangible assets	4,984	1,715
Provision for excess and obsolete inventory	2,230	4,357
Adverse purchase commitment recoveries, net	(7,768)	(1,299)
Loss on minority interest investments	2,231	2,407
Change in fair value of convertible notes and warrants	(7,556)	—
Non-cash interest expense	12,426	—
Other non-cash items	2,427	771
Changes in operating asset and liability accounts:
Accounts receivable	(751)	(4,820)
Inventory	(6,457)	(7,528)
Prepaid expenses and other current assets	8,887	1,685
Accounts payable and accrued expenses	(21,864)	(64,148)
Deferred revenue	9,977	9,060

Net cash used in operating activities	(45,271)	(141,042)

Cash flows from investing activities:
Net cash provided by investing activities	7,353	63,337

Cash flows from financing activities:
Net cash provided by financing activities	31,221	57

Effect of exchange rate changes on cash and cash equivalents	(339)	144

Net decrease in cash and cash equivalents	(7,036)	(77,504)
Cash and cash equivalents at beginning of year	46,279	123,783

Cash and cash equivalents at end of year	$39,243	46,279

AMSC Reports Q4 Results	Page 7

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income

(In thousands, except per share data)

	Three months ended		Year ended
	March 31,		March 31,
	2013	2012	2013	2012
Net loss	$(19,772)	$(21,168)	$(66,131)	$(136,827)
Adverse purchase commitment (recoveries) losses, net	660	(1,372)	(7,768)	(1,299)
Stock-based compensation	2,170	2,167	8,138	9,864
Amortization of acquisition-related intangibles	82	82	324	972
Restructuring and impairment charges	1,076	795	7,922	9,188
Executive severance	—	—	—	2,066
Sinovel litigation	280	89	691	5,846
Loss contingency for shareholder litigation	1,800	—	1,800	—
Consumption of zero cost-basis inventory	(721)	(621)	(2,111)	(794)
Patent costs	—	4,917	—	4,917
Change in fair value of derivatives and warrants	(1,442)	—	(7,556)	—
Non-cash interest expense	4,022	—	12,426	—
Write-off of advance payment	—	—	—	20,551

Non-GAAP net loss	$(11,845)	$(15,111)	$(52,265)	$(85,516)

Non-GAAP loss per share	$(0.21)	$(0.30)	$(0.98)	$(1.68)

Weighted average shares outstanding	56,576	51,004	53,070	50,842

RECONCILIATION OF FORECAST GAAP NET LOSS TO NON-GAAP

NET LOSS

(In millions, except per share data)

Three months ending June 30, 2013
Net loss	$(15.0)
Amortization of acquisition-related intangibles	0.1
Stock-based compensation	2.4
Non-cash interest expense	2.5
Consumption of zero-cost inventory	(1.0)

Non-GAAP net loss	$(11.0)

Non-GAAP net loss per share	$(0.19)

Shares outstanding	58.0

Note: Non-GAAP net loss is defined by the company as net loss before adverse purchase commitments (recoveries) losses, net; stock-based compensation; amortization of acquisition-related intangibles; restructuring and impairment charges; executive severance; Sinovel litigation costs; loss contingency for shareholder litigation; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants and other unusual charges; net of any tax effects related to these items. The company believes non-GAAP net loss assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or non-recurring charges that it does

AMSC Reports Q4 Results	Page 8

not believe are indicative of its core operating performance. The company also regards non-GAAP net loss as a useful measure of operating performance and cash flow to complement operating loss, net loss and other GAAP financial performance measures. In addition, the company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:

Kerry Farrell

Phone: 978-842-3247

Email: kerry.farrell@amsc.com